UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of first event reported):	February 28, 2014 (January 31, 2014)

High Plains Gas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-125068	26-3633813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1842 Sugarland Drive, Suite 108-210 Sheridan, WY	82801
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(307) 686-5030

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Definitive Material Agreement

On January 31, 2014 High Plains Gas, Inc. (“High Plains”) entered into a Purchase and Sale Agreement (the “Agreement”) with Luca Technologies, Inc. (“Luca”).  Pursuant to the Agreement, Luca will sell to High Plains Patriot Energy Resources LLC and Patriot Energy Gathering LLC (the “Patriot Companies”) in consideration for assumption of the obligations, liabilities, and duties relating to the operation of the Patriot Companies.  Liabilities assumed include but are not limited to a total of $145,168.41 listed liabilities owed by the Patriot Companies as of the date of the Agreement.

The Agreement will not take effect without prior approval of the United States Bankruptcy Court for the District of Colorado, which is the presiding court in Luca’s pending bankruptcy proceeding, In re Luca Technologies, Inc., Case No. 13-22013 SBB.

ITEM 9.01 Exhibits

The following exhibits are attached hereto and are hereby incorporated into this Current Report on Form 8-K by this reference.

No.

Description.

10.1

Purchase and Sale Agreement Between High Plains Gas, Inc. and Luca Technologies, Inc. dated January 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

High Plains Gas, Inc.

Dated: February 28, 2014	By:	\s\ Ed Presley
Ed Presley
Chief Executive Officer